Exhibit 99.2

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

We report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable GAAP measure to each non-GAAP measure that we present. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Financial information in these non-GAAP measures for the years 2016 and 2015 gives effect to Marriott’s acquisition of Starwood, and Starwood’s sale of its timeshare business, as if these two transactions had occurred on January 1, 2015, excludes merger-related costs and charges, and reflects other adjustments described in the Form 8-K relating to certain combined information and lodging statistics that we filed on February 15, 2017 with the U.S. Securities and Exchange Commission.

Earnings Before Interest Expense and Taxes (“EBIT”), Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”), and Adjusted EBITDA. EBIT reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization expense. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude the following items: (1) gains and losses on asset dispositions and impairments; (2) the pre-tax EDITION impairment charges in the 2015 first quarter; (3) the pre-tax preferred equity investment gain in the 2015 second quarter; and (4) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use such measures to evaluate companies because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Consolidated Statements of Income, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

Adjusted Debt/Earnings Before Interest Expense, Taxes, Depreciation and Amortization, Rent (“EBITDAR”) Coverage. We calculate adjusted debt as the sum of total debt, anticipated future operating lease payments and guarantee funding. EBITDAR reflects combined 2016 operating income excluding the elements described in EBITDA and Adjusted EBITDA (described above) and rent expenses from operating leases. We calculate the coverage ratio by dividing adjusted debt by adjusted EBITDAR. We consider Adjusted Debt/EBITDAR coverage to be a meaningful indicator of operating performance because credit rating agencies use it to assess our credit quality.

Investment Spending. We consider this non-GAAP measure to be a meaningful metric and evaluate it because it provides detail on our estimated cumulative capital allocations for the three-year period from 2017 to 2019.

Cash Available for Investment and Return to Shareholders. We calculate cash available for investment as the sum of net cash provided by operating activities, net debt issuance, issuance of common stock and other, and capital recycling. We calculate cash available for return to shareholders as cash available for investment less anticipated investment spending. We consider cash available for investment and return to shareholders to be meaningful indicators of our operating performance and evaluate them because they represent the cash we expect to have for debt service requirements, incremental investments, share repurchases, and other purposes.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

			2019 Estimate
	Combined 2015	Combined 2016	1% RevPAR Growth [1]	3% RevPAR Growth [2]
Net income	$1,164	$1,301	$1,775	$1,915
Interest expense	314	312	340	360
Tax provision	558	652	780	850
Depreciation and amortization	335	313	260	260
Depreciation classified in reimbursed costs	125	132	110	110
Interest expense from unconsolidated joint ventures	16	16	15	15
Depreciation and amortization from unconsolidated joint ventures	42	45	40	40
EBITDA †	2,554	2,771	3,320	3,550

Loss on asset dispositions and impairments, net	29	23	—	—
Gain on redemption of preferred equity ownership interest	(41)	—	—	—
EDITION impairment charges	12	—	—	—
Share-based compensation (including share-based compensation reimbursed by third-party owners)	189	193	185	185
Adjusted EBITDA †	$2,743	$2,987	$3,505	$3,735
† Denotes non-GAAP financial measures. Please see pages 1 and 2 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Assumes 1% annual RevPAR growth in 2017 through 2019.

[2]	Assumes 3% annual RevPAR growth in 2017 through 2019.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
INVESTMENT SPENDING
($ in billions)

	2017 - 2019 Estimate [1]	% of Investment Spending
Net cash provided by investing activities	$(0.2)
Less cash provided by:
Dispositions	(1.6)
Loan collections and sales	(0.1)
Other investing activities	(0.1)
Investment spending †	$1.6

Detail of investment spending
Capital expenditures	$0.5	33%
Loan advances	0.3	19%
Equity and cost method investments	0.1	3%
Contract acquisition costs	0.7	45%
Investment spending †	$1.6	100%

† Denotes non-GAAP financial measures. Please see pages 1 and 2 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Based on mid-point of 2017 through 2019E investment spending guidance of $1.5 billion to $1.7 billion.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
CASH AVAILABLE FOR INVESTMENT AND RETURN TO SHAREHOLDERS
($ in billions)

2017-2019 Estimate [1]
Net Income	$4.9
Share-based compensation	0.6
Depreciation and amortization	0.8
Income Taxes	(0.2)
Other operating profit adjustment and working capital changes	0.2
Liability for Guest Loyalty Program	0.7
Net cash provided by operating activities	7.0
Capital recycling	2.4
Net debt issuance	1.3
Issuance of common stock and other	(0.3)
Cash available for investment †	10.4

Less: investment spending †	1.6
Cash available for return to shareholders †	$8.8
† Denotes non-GAAP financial measures. Please see pages 1 and 2 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Based on mid-point of estimated range of cash available for return to shareholders of $8.3 billion to $9.3 billion.